EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

U.S.  Subsidiaries

       Name of Subsidiaries           State of Organization  Trade Names
------------------------------------  ---------------------  -----------
Penn Octane International, L.L.C.     Delaware               None
Rio Vista Operating GP LLC            Delaware               None
Rio Vista Operating Partnership L.P.  Delaware               None

Foreign  Subsidiaries

                                           Jurisdiction of
                                           ---------------
       Name of Subsidiaries                 Organization    Trade Names
-----------------------------------------  ---------------  -----------
Penn Octane de Mexico, S. de R.L. de C.V.  Mexico           None
Termatsal, S. de R.L. de C.V.              Mexico           None

Foreign  Consolidated  Affiliate

                                           Jurisdiction of
                                           ---------------
       Name of Subsidiaries                 Organization    Trade Names
-----------------------------------------  ---------------  -----------
Tergas, S. de R.L. de C.V.                 Mexico           None


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